SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 15, 1999
                                                           -------------

                         CAROLINA POWER & LIGHT COMPANY
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           North Carolina       1-3382               56-0165465
          ----------------     ---------         ------------------
          (State or Other     (Commission        (IRS Employer
          jurisdiction of     File Number)      Identification No.)
           incorporation)

        411 Fayetteville Street Mall, Raleigh, North Carolina 27601-1748
        ----------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (919) 546-6111
                                                           --------------

ITEM 5.  OTHER EVENTS.

         On July 15, 1999 (the "Effective Date"), Carolina Power & Light Company, a North Carolina corporation (the "Company"), completed the acquisition of North Carolina Natural Gas Corporation, a Delaware corporation ("NCNG"), through the merger of Carolina Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Subsidiary"), with and into NCNG, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") by and between the Company, NCNG and Merger Subsidiary, dated as of November 10, 1998, as amended and restated as of April 22, 1999. On the Effective Date, each outstanding share of NCNG common stock, par value $2.50 per share, was converted into the right to receive 0.8054 shares (the "Exchange Ratio") of Company common stock, no par value, with cash being paid in lieu of fractional shares. NCNG survived the merger as a wholly-owned subsidiary of the Company.

A copy of the press release announcing the effectiveness of the merger is filed as Exhibit 99 to this Current Report on Form 8-K, and is incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith:

         Exhibit Number                  Description
         --------------                  -----------
         99                              Press Release of Carolina Power & Light
                                         Company, dated July 15, 1999

                                         SIGNATURES
                                         ----------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                CAROLINA POWER & LIGHT COMPANY
                                                          (Registrant)



                                            By:   _____________________________
                                                          Glenn E. Harder
                                                  Executive Vice President and
                                                  Chief Financial Officer

Date:  July 22, 1999